Exhibit 99.1
_____________________________________________________________________

FOR IMMEDIATE RELEASE

Contact:	Travis Marquette	Connie Kao
	Group Senior Vice President,	Vice President, Investor Relations
	Chief Financial Officer	(925) 965-4668
	(925) 965-4503	connie.kao@ros.com

ROSS STORES ANNOUNCES
DEPARTURE OF BERNIE BRAUTIGAN,
PRESIDENT, MERCHANDISING, ROSS DRESS FOR LESS

Dublin, California, January 9, 2020 -- Ross Stores, Inc. (Nasdaq: ROST) announced today that Bernie Brautigan, President, Merchandising of Ross Dress for Less since 2016, is leaving the Company. Senior merchant executives under his areas of responsibility will now report to Chief Executive Officer Barbara Rentler.

In commenting, Ms. Rentler said, “Bernie has made numerous valuable contributions over his 16-year career as a merchandising executive at Ross Dress for Less. We thank him and wish him well in his future endeavors.”

Ms. Rentler added, “We have a very talented and long-tenured team of senior merchandising leaders directing a large organization of more than 800 buyers. The strength of our merchant team enables us to source the best bargains in the marketplace, which gives us confidence in our prospects for continued profitable growth and market share gains.”

* * * * *

Forward-Looking Statements:  This press release contains forward-looking statements regarding expected sales, earnings levels, new store growth, and other financial results in future periods that are subject to risks and uncertainties which could cause our actual results to differ materially from management’s current expectations. The words “plan,” “expect,” “target,” “anticipate,” “estimate,” “believe,” “forecast,” “projected,” “guidance,” “outlook,” “looking ahead” and similar expressions identify forward-looking statements. Risk factors for Ross Dress for Less® and dd’s DISCOUNTS® include without limitation, competitive pressures in the apparel or home-related merchandise retailing industry; changes in the level of consumer spending on or preferences for apparel and home-related merchandise; market availability, quantity, and quality of attractive brand name merchandise at desirable discounts and our buyers’ ability to purchase merchandise that enables us to offer customers a wide assortment of merchandise at competitive prices; impacts from the macro-economic environment, financial and credit markets, and geopolitical conditions that affect consumer confidence and consumer disposable income; our ability to continually attract, train, and retain associates to execute our off-price strategies; unseasonable weather that may affect shopping patterns and consumer demand for seasonal apparel and other merchandise, and may result in temporary store closures and disruptions in deliveries of merchandise to our stores; potential information or data security breaches, including cyber-attacks on our transaction processing and computer information systems, which could result in theft or unauthorized disclosure of customer, credit card, employee, or other private and valuable information that we handle in the ordinary course of our business; potential disruptions in our supply chain or information systems; issues involving the quality, safety, or authenticity of products we sell, which could harm our reputation, result in lost sales, and/or increase our costs; our ability to effectively manage our inventories, markdowns, and inventory shortage to achieve planned gross margin; changes in U.S. tax, tariff, or trade policy regarding apparel and home-related merchandise produced in other countries that could adversely affect our business; volatility in revenues and earnings; an adverse outcome in various legal, regulatory, or tax matters; a natural or man-made disaster in California or in another region where we have a concentration of stores, offices, or a distribution center; unexpected issues or costs from expanding in existing markets and entering new geographic markets; obtaining acceptable new store sites with favorable consumer demographics; damage to our corporate reputation or brands; effectively advertising and marketing our brands; issues from selling and importing merchandise produced in other countries; and maintaining sufficient liquidity to support our continuing operations, new store and distribution center growth plans, and stock repurchase and dividend programs. Other risk factors are set forth in our SEC filings including without limitation, the Form 10-K for fiscal 2018, and Form 10-Qs and Form 8-Ks for fiscal 2019. The factors underlying our forecasts are dynamic and subject to change. As a result, our forecasts speak only as of the date they are given and do not necessarily reflect our outlook at any other point in time. We do not undertake to update or revise these forward-looking statements.

Ross Stores, Inc. is an S&P 500, Fortune 500, and Nasdaq 100 (ROST) company headquartered in Dublin, California, with fiscal 2018 revenues of $15.0 billion. As of January 9, 2020, the Company operates Ross Dress for Less® (“Ross”), the largest off-price apparel and home fashion chain in the United States with 1,550 locations in 39 states, the District of Columbia, and Guam. Ross offers first-quality, in-season, name brand and designer apparel, accessories, footwear, and home fashions for the entire family at savings of 20% to 60% off department and specialty store regular prices every day. The Company also operates 260 dd’s DISCOUNTS® in 19 states that feature a more moderately-priced assortment of first-quality, in-season, name brand apparel, accessories, footwear, and home fashions for the entire family at savings of 20% to 70% off moderate department and discount store regular prices every day. Additional information is available at www.rossstores.com.

* * * * *

2